UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2011

PHH CORPORATION

(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Indenture

On December 12, 2011, PHH Corporation (the “Company” or “PHH”) issued $100 million aggregate principal amount of 9 ¼% Senior Notes due 2016 (the “additional notes”).  The additional notes were issued under an existing indenture, dated as of August 11, 2010 (the “Original Indenture”), as supplemented by the First Supplemental Indenture, dated as of December 12, 2011 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee. The additional notes were issued in a registered offering pursuant to the Company’s registration statement on Form S-3 (No. 333-178364) filed with the Securities and Exchange Commission.  The additional notes constitute a further issuance of, and are fungible with, the 9 ¼% Senior Notes due 2016 that PHH issued on August 11, 2010 (the “initial notes” and, together with the additional notes, the “notes”) and form a single series of debt securities with the initial notes.  Following the issuance of the additional notes, the aggregate principal amount of the Company’s 9 ¼% Senior Notes due 2016 outstanding was $450,000,000.

PHH intends to use a portion of the net proceeds from this offering, along with cash on hand and borrowings under its Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, as amended (the “Amended Credit Facility”), to repay at or prior to maturity the outstanding $250 million aggregate principal amount of its 4.00% Convertible Senior Notes due April 15, 2012 (the “2012 Convertible Notes”).  Pending application of the proceeds of the offering to repay the 2012 Convertible Notes, the proceeds may be used to temporarily repay outstanding borrowings under the Amended Credit Facility, originate mortgage loans or may be invested temporarily in short-term interest-bearing investment funds or similar assets. In the event net proceeds from this offering are used to temporarily repay the Amended Credit Facility, affiliates of the underwriters, who are lenders under the Amended Credit Facility, may receive their proportionate share of the amount temporarily being repaid.

The notes will mature on March 1, 2016 and bear interest at a rate of 9.25% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, beginning on March 1, 2012.

The notes are the Company’s senior unsecured and unsubordinated obligations and will rank equally in right of payment to all of the Company’s existing and future unsecured and unsubordinated indebtedness.  Initially, the notes will not be guaranteed by any of the Company’s subsidiaries.  The notes will be effectively subordinated to all of the Company’s secured obligations and to any existing and future obligations of the Company’s subsidiaries that do not guarantee the notes.

Each of the following constitutes an event of default under the Indenture: (1) default for a period of 30 days in payment of any interest on the notes when due; (2) default in payment of principal of (or premium, if any, on) the notes; (3) failure to make an offer to repurchase the notes upon a change of control, as defined in the Indenture, and thereafter accept and pay for notes tendered when and as required pursuant to the Indenture, or to comply with the consolidation, merger or sale of assets covenant described in the Indenture; (4) default in the performance of any other covenant in the Indenture with respect to the notes for 90 days after written notice to us by the Trustee or by the holders of at least 25% in principal amount of the notes; and (5) certain events of bankruptcy, insolvency or reorganization of us or any significant subsidiary.  If an event of default with respect to the notes shall occur and be continuing, the applicable Trustee or the holders of 25% in principal amount of the outstanding notes may declare the principal and accrued interest of all of the notes to be due and payable immediately.

The notes may be redeemed at any time and from time to time, at the option of PHH in whole or in part, at a “make-whole” redemption price specified in the Indenture.  The notes will not have the benefit of any sinking fund.

Not later than 30 days following the occurrence of a change of control, as defined in the Indenture, PHH is required to offer to purchase all outstanding notes at a purchase price equal to 101% of the principal amount plus accrued and unpaid interest to, but not including, the date of purchase.

The Indenture contains covenants that, among other things: (1) require the Company to maintain a debt to tangible equity ratio not greater than 8.5 to 1; (2) limit the Company’s ability to pay dividends and make distributions on account of or repurchase, its capital stock; (3) limit the Company’s ability to create liens on assets; (4) limit the Company’s ability to incur subsidiary debt; and (5) restrict the Company’s ability to consolidate, merge or sell its assets. These covenants are subject to certain significant exceptions and qualifications, and if and for so long as the notes are rated, by at least two rating agencies, equal to or better than Baa3 from Moody’s Investors Service, BBB- from Standard & Poor’s, and BBB- from Fitch Ratings, the limitation on the Company’s ability to incur subsidiary debt and make payments on its equity will be suspended.

The foregoing summary of the Indenture is qualified in its entirety by reference to the full text of the Original Indenture, and the Supplemental Indenture, copies of which are filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibits 4.1 and 4.2, respectively, and are incorporated herein by reference.

Relationships

Thomas P. (Todd) Gibbons, one of the Company’s Directors effective July 1, 2011, is Vice Chairman and Chief Financial Officer of the Bank of New York Mellon Corporation, the Bank of New York Mellon, and BNY Mellon, N.A. (collectively “BNY Mellon”).  The Company has certain relationships with BNY Mellon, including financial services, commercial banking and other transactions. BNY Mellon is a lender, along with various other lenders, in several of the Company’s credit facilities, functions as the custodian for loan files, and functions as the indenture trustee on certain privately issued convertible senior notes governed by the indentures dated April 2, 2008, and September 29, 2009, and the initial notes issued under the Original Indenture, in each case, by and between PHH and BNY Mellon, as well as several of the vehicle management asset-backed debt facilities.  The Company also executes forward loan sales agreements and interest rate contracts with BNY Mellon.  These transactions were entered into in the ordinary course of business upon terms, including interest rate and collateral, substantially the same as those prevailing at the time. The fees paid to BNY Mellon, including interest expense, during the three and nine months ended September 30, 2011 were customary and not significant.

Certain of the underwriters and their affiliates provide or may in the future provide certain commercial banking, financial advisory and investment banking services for PHH and certain of its affiliates, for which they receive customary fees. Affiliates of each of the underwriters are lenders under, and an affiliate of J.P. Morgan Securities LLC is the administrative agent for the Amended Credit Facility. PHH maintains mortgage warehouse facilities with affiliates of each of J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBS Securities Inc. and Wells Fargo Securities, LLC. Additionally, Merrill Lynch, Pierce, Fenner & Smith Incorporated is affiliated with Merrill Lynch Credit Corporation, one of PHH’s largest private-label clients.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.03  Material Modification to Rights of Security Holders

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 3.03.

Under the terms of the Indenture, the Company is subject to certain covenants that, among other things, limit its ability to pay dividends on and make distributions on account of or repurchase, its capital stock, subject to certain exceptions and qualifications, if, after giving effect to such dividends or distributions, the Company’s debt to tangible equity ratio, calculated as of the most recently completed month end, would exceed 6.0 to 1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
4.1

Indenture, dated as of August 11, 2010, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on August 12, 2010)

4.2	First Supplemental Indenture, dated December 12, 2011, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee
4.3	Form of 9 ¼% Senior Note due 2016 (included as part of Exhibit 4.2)
5.1	Opinion of DLA Piper LLP (US) with respect to legality of the notes
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By:	/s/ William F. Brown
Name:	William F. Brown
Title:	Senior Vice President, General Counsel and Secretary

Dated: December 12, 2011

Index to Exhibits

Exhibit Number	Description
4.1

Indenture, dated as of August 11, 2010, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed on August 12, 2010)

4.2	First Supplemental Indenture, dated December 12, 2011, between PHH Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee
4.3	Form of 9 ¼% Senior Note due 2016 (included as part of Exhibit 4.2)
5.1	Opinion of DLA Piper LLP (US) with respect to legality of the notes
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)